SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 4, 2004

MARTIN MARIETTA MATERIALS, INC.

(Exact name of registrant as specified in its charter)

North Carolina	1-12744	56-1848578

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2710 Wycliff Road, Raleigh, North Carolina 27607-3033

(Address of principal executive offices)

Registrant’s telephone number, including area code (919) 781-4550

Not Applicable

(Former name or former address, if changed since last report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits

99.1	Press Release dated May 4, 2004, announcing financial results for the first quarter ended March 31, 2004.

99.2	Additional information about Non-GAAP Financial Measures available on the Corporation’s Web site.

Item 9. Regulation FD Disclosure

On May 4, 2004, the Corporation announced financial results for the first quarter ended March 31, 2004. The press release, dated May 4, 2004, is furnished as Exhibit 99.1 to this report and is incorporated by reference herein. Additional information about the quarter, and the Corporation’s use of non-GAAP financial measures, which is available on the Corporation’s Web site at www.martinmarietta.com by clicking the heading “Financials”, in the “Investors” section and then clicking the quick link “Non-GAAP Financial Measures”, is furnished as Exhibit 99.2 to this report and is incorporated by reference herein.

The Corporation will host an online Web simulcast of its first-quarter 2004 earnings conference call on Tuesday, May 4, 2004. The live broadcast of the Corporation’s conference call will begin at 2 p.m., Eastern Daylight Saving Time, on May 4, 2004. An online replay will be available approximately two hours following the conclusion of the live broadcast. A link to these events will be available at the Corporation’s Web site at www.martinmarietta.com. For those investors without online web access, the conference call may also be accessed by calling 719-457-2621, confirmation number 744651. Additional information about the Corporation’s use of non-GAAP financial measures, as well as certain other financial or statistical information the Corporation may present at the conference call, will be provided on the Corporation’s Web site.

Item 12. Results of Operations and Financial Condition

On May 4, 2004, the Corporation announced financial results for the first quarter ended March 31, 2004. The press release, dated May 4, 2004, is furnished as Exhibit 99.1 to this report and is incorporated by reference herein.

The information in this report and the accompanying exhibits is being furnished under Item 9 and Item 12 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MARIETTA MATERIALS, INC. (Registrant)

Date: May 4, 2004	By:	/s/ Janice K. Henry

Janice K. Henry Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated May 4, 2004, announcing financial results for the first quarter ended March 31, 2004.
99.2	Additional Information about Non-GAAP Financial Measures Available on the Corporation’s Web site.